Exhibit 99.B(d)(1)(vii)

AMENDED SCHEDULE B

ADVISORY FEES

SERIES

ADVISORY FEES

(as a percentage of average daily net assets)

ING American Century Large Company Value Portfolio	0.80%

ING American Century Small-Mid Cap Value Portfolio	1.00%

ING Baron Asset Portfolio	0.95% of the first $2 billion of assets 0.90% of the next $1 billion of assets 0.85% of the next $1 billion of assets 0.80% of assets thereafter

ING Baron Small Cap Growth Portfolio	0.85% of the first $4 billion of assets 0.80% of assets thereafter

ING Columbia Small Cap Value II Portfolio	0.75%

ING Davis New York Venture Portfolio	0.80%

ING Fidelity® VIP Contrafund® Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Fidelity® VIP Equity-Income Portfolio	0.00% while Series invested in Master 0.48% for Standalone Series

ING Fidelity® VIP Growth Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Fidelity® VIP Mid Cap Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Index Solution 2015 Portfolio	0.10%

ING Index Solution 2025 Portfolio	0.10%

ING Index Solution 2035 Portfolio	0.10%

ING Index Solution 2045 Portfolio	0.10%

SERIES

ADVISORY FEES

(as a percentage of average daily net assets)

ING Index Solution Income Portfolio	0.10%

ING JPMorgan Mid Cap Value Portfolio	0.75%

ING Legg Mason Partners Aggressive Growth Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million

ING Neuberger Berman Partners Portfolio	0.60%

ING OpCap Balanced Value Portfolio	0.80%

ING Oppenheimer Global Portfolio	0.60% of the first $11 billion of assets 0.58% of the next $4 billion of assets 0.56% of assets thereafter

ING Oppenheimer Strategic Income Portfolio	0.50% on the first $6.5 billion; 0.475% on the next $5 billion; 0.45% on the next $5 billion; 0.43% on assets over $16.5 billion

ING PIMCO Total Return Portfolio	0.50%

ING Pioneer High Yield Portfolio
0.60% on the first $5 billion; 0.50% on the next $2 billion; 0.40% on the next $2 billion; 0.30% on assets over $9 billion

ING Solution 2015 Portfolio	0.10%

ING Solution 2025 Portfolio	0.10%

ING Solution 2035 Portfolio	0.10%

ING Solution 2045 Portfolio	0.10%

ING Solution Growth and Income Portfolio	0.10%

ING Solution Growth Portfolio	0.10%

ING Solution Income Portfolio	0.10%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.64%

SERIES

ADVISORY FEES

(as a percentage of average daily net assets)

ING T. Rowe Price Growth Equity Portfolio	0.60%

ING Templeton Foreign Equity Portfolio	0.80% on the first $500 million; 0.75% on assets over $500 million
ING Thornburg Value Portfolio	0.65%

ING UBS U.S. Large Cap Equity Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million

ING Van Kampen Comstock Portfolio	0.60%

ING Van Kampen Equity and Income Portfolio	0.55%